UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2010

OCCIDENTAL PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10889 Wilshire Boulevard
Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code:
(310) 208-8800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.  Results of Operations and Financial Condition

On January 28, 2010, Occidental Petroleum Corporation released information regarding its results of operations for the three and twelve months ended December 31, 2009.  The exhibits to this Form 8-K and the information set forth in this Item 2.02 are being furnished pursuant to Item 2.02, Results of Operations and Financial Condition.  The full text of the press release is attached to this report as Exhibit 99.1.  The full text of the speeches given by Dr. Ray R. Irani and Stephen I. Chazen are attached to this report as Exhibit 99.2.  Investor Relations Supplemental Schedules are attached to this report as Exhibit 99.3.  Earnings Conference Call Slides are attached to this report as Exhibit 99.4.  Forward-Looking Statements Disclosure for Earnings Release Presentation Materials is attached to this report as Exhibit 99.5.

Section 8 – Other Events

Item 8.01.  Other Events

On January 28, 2010, Occidental Petroleum Corporation announced net income of $938 million ($1.15 per diluted share) for the fourth quarter of 2009, compared with $443 million ($0.55 per diluted share) for the fourth quarter of 2008.  Core results for the fourth quarter of 2009 were $1.1 billion ($1.30 per diluted share), compared with $957 million ($1.18 per diluted share) for the fourth quarter of 2008.  Core results excluded after-tax charges of $120 million ($0.15 per diluted share) for 2009 and $514 million ($0.63 per diluted share) for 2008.

Net income for the twelve months of 2009 was $2.9 billion ($3.58 per diluted share), compared with $6.9 billion ($8.34 per diluted share) for the twelve months of 2008.  Full year core results were $3.1 billion ($3.78 per diluted share) for 2009, compared with $7.3 billion ($8.94 per diluted share) for 2008.

QUARTERLY RESULTS

Oil and Gas

Oil and gas segment earnings were $1.6 billion for the fourth quarter of 2009, compared with $339 million for the same period in 2008.  The fourth quarter of 2009 core results were $1.8 billion, excluding a pre-tax loss of $170 million related to impairment of assets.  The 2008 core results were $1 billion, excluding pre-tax losses of $657 million relating to the impairment of assets and other items.  The $800 million increase in the fourth quarter of 2009 core results was primarily due to higher crude oil prices and sales volumes and lower operating costs.

For the fourth quarter of 2009, daily oil and gas sales volumes averaged 650,000 barrels of oil equivalent (BOE), compared with 620,000 BOE per day in the fourth quarter of 2008, a year-over-year increase of nearly five percent.  Volumes increased by 14 percent in the Middle East/North Africa, and two percent each in the United States and Latin America.  The Middle East/North Africa increase included new production from the Bahrain start-up and increased production from the Mukhaizna field in Oman.

Oxy's realized price for worldwide crude oil was $69.39 per barrel for the fourth quarter of 2009, compared with $53.52 per barrel for the fourth quarter of 2008.  Domestic realized gas prices dropped from $4.67 per MCF in the fourth quarter of 2008 to $4.37 per MCF for the fourth quarter of 2009.

Chemicals

Chemical segment earnings for the fourth quarter of 2009 were $33 million, compared with $127 million for the same period in 2008.  The fourth quarter of 2008 core results were $217 million after excluding a $90 million pre-tax loss related to plant closure and impairments.  The fourth quarter 2009 results reflect the continued weakness in most domestic markets, but in particular U.S. housing, durable goods and agricultural sectors.

Midstream, Marketing and Other

Midstream segment earnings were $81 million for the fourth quarter of 2009, compared with $170 million for the fourth quarter of 2008.  Earnings for the fourth quarter of 2009 reflect lower margins in the marketing business in 2009, compared to 2008, partially offset by higher pipeline income from Dolphin and improved margins in the gas processing business.

TWELVE-MONTH RESULTS

Oil and Gas

Oil and gas segment earnings were $4.7 billion for the twelve months of 2009, compared with $10.7 billion for the same period of 2008.  Oil and gas core results, after excluding impairments and rig termination costs, were $4.9 billion for the twelve months of 2009, compared to $11.3 billion for the twelve months of 2008.  The $6.4 billion decrease in the 2009 core results reflected lower crude oil and natural gas prices, partially offset by increased oil and gas production and lower operating costs.

Daily oil and gas sales volumes for the year were 645,000 BOE per day for 2009, compared with 601,000 BOE per day for the 2008 period, a year-over-year increase of seven percent.  Volumes increased 4 percent domestically, mainly in California and Midcontinent Gas, by 10 percent in Latin America, and 13 percent in the Middle East/North Africa. The increase in the Middle East/North Africa resulted from higher production in the Mukhaizna field in Oman and higher volumes resulting from lower year-over-year average oil prices affecting our production sharing contracts.

Oxy's realized price for worldwide crude oil was $55.97 per barrel for the twelve months of 2009, compared with $88.26 per barrel for the twelve months of 2008.  Domestic realized gas prices decreased from $8.03 per MCF in the twelve months of 2008 to $3.46 per MCF in the twelve months of 2009.

Chemicals

Chemical segment earnings were $389 million for the twelve months of 2009 compared with $669 million for the twelve months of 2008.  The 2008 core results were $759 million after excluding charges for plant closure and impairments.  The decrease in 2009 results reflects lower volumes and prices for chlorine, caustic soda, polyvinyl chloride, and vinyl chloride monomer due to the economic slow down, partially offset by lower feedstock and energy costs.

Midstream, Marketing and Other

Midstream segment earnings were $235 million for the twelve months of 2009, compared with $520 million for the same period in 2008.  The 2009 results reflect lower marketing income and lower margins in the gas processing business.

Forward-Looking Statements

Statements in this report that contain words such as "will," “should,” "expect," or "estimate," or otherwise relate to the future, are forward-looking and involve risks and uncertainties that could significantly affect expected results.  Factors that could cause actual results to differ materially include, but are not limited to: global commodity price fluctuations and supply/demand considerations for oil, gas and chemicals; exploration risks, such as drilling of unsuccessful wells; not successfully completing (or any material delay in) any expansions, field development, capital projects, acquisitions, or dispositions; higher-than-expected costs; political risk; operational interruptions; and changes in tax rates.  You should not place undue reliance on these forward-looking statements which speak only as of the date of this release.  Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.  U.S. investors are urged to consider carefully the disclosures in our Form 10-K, available through the following toll-free telephone number, 1-888-OXYPETE (1-888-699-7383) or on the Internet at http://www.oxy.com.  You also can obtain a copy from the SEC by calling 1-800-SEC-0330.

Attachment 1

SUMMARY OF SEGMENT NET SALES AND EARNINGS

	Fourth Quarter		Twelve Months
($ millions, except per-share amounts)	2009	2008	2009	2008
SEGMENT NET SALES
Oil and Gas	$3,646	$2,746	$11,598	$18,187
Chemical	780	1,005	3,225	5,112
Midstream, Marketing and Other	253	394	1,016	1,598
Eliminations	(140)	(124)	(436)	(680)

Net Sales	$4,539	$4,021	$15,403	$24,217

SEGMENT EARNINGS
Oil and Gas (a), (b)	$1,643	$339	$4,735	$10,651
Chemical (c)	33	127	389	669
Midstream, Marketing and Other	81	170	235	520
	1,757	636	5,359	11,840

Unallocated Corporate Items
Interest expense, net	(33)	(16)	(109)	(26)
Income taxes	(673)	(118)	(1,918)	(4,629)
Other (d)	(108)	(54)	(405)	(346)

Income from Continuing Operations (a)	943	448	2,927	6,839
Discontinued operations, net	(5)	(5)	(12)	18

NET INCOME (a)	$938	$443	$2,915	$6,857

BASIC EARNINGS PER COMMON SHARE
Income from continuing operations	$1.16	$0.55	$3.60	$8.35
Discontinued operations, net	(0.01)	-	(0.01)	0.02
	$1.15	$0.55	$3.59	$8.37

DILUTED EARNINGS PER COMMON SHARE
Income from continuing operations	$1.16	$0.55	$3.59	$8.32
Discontinued operations, net	(0.01)	-	(0.01)	0.02
	$1.15	$0.55	$3.58	$8.34
AVERAGE BASIC COMMON SHARES OUTSTANDING
BASIC	811.8	810.3	811.3	817.6
DILUTED	813.5	811.5	813.8	820.5

(a) Net Income - Net income and income from continuing operations represent amounts attributable to Common Stock, after deducting non-controlling interest amounts of $16 million and $12 million for the fourth quarter and $51 million and $116 million for the twelve months ended December 31, 2009 and 2008, respectively.  Oil and gas segment earnings are presented net of these non-controlling interest amounts.

(b) Oil and Gas - The fourth quarter and twelve months of 2009 include a pre-tax charge for asset impairment for $170 million.  The twelve months of 2009 also includes $8 million for rig contract termination costs.  The fourth quarter and 12 months 2008 include pre-tax charges of $599 million for asset impairments and $58 million for the termination of rig contracts.

(c) Chemical - The fourth quarter and 12 months of 2008 include a pre-tax charge of $90 million for plant closure and impairments costs.

(d) Unallocated Corporate Items - Other - The twelve months of 2009 includes non-core pre-tax charges of $40 million related to severance and $15 million for railcar leases.

Attachment 2

SUMMARY OF CAPITAL EXPENDITURES AND DD&A EXPENSE

	Fourth Quarter		Twelve Months
($ millions)	2009	2008	2009	2008
CAPITAL EXPENDITURES	$932	$1,594	$3,581	$4,664

DEPRECIATION, DEPLETION AND
AMORTIZATION OF ASSETS	$820	$753	$3,117	$2,710

ITEMS AFFECTING COMPARABILITY OF CORE EARNINGS BETWEEN PERIODS

	Fourth Quarter		Twelve Months
($ millions)	2009	2008	2009	2008
Foreign exchange gains *	$8	$88	$36	$91
* Amounts shown after tax.

Attachment 3

SUMMARY OF OPERATING STATISTICS - SALES

	Fourth Quarter		Twelve Months
	2009	2008	2009	2008
NET OIL, GAS AND LIQUIDS SALES PER DAY
United States
Crude Oil and Liquids (MBBL)
California	92	97	93	89
Permian	168	167	168	168
Midcontinent Gas	11	9	10	6
Total	271	273	271	263

Natural Gas (MMCF)
California	282	221	250	235
Permian	197	188	199	181
Midcontinent Gas	166	187	186	171
Total	645	596	635	587

Latin America
Crude Oil (MBBL)
Argentina	37	32	37	32
Colombia	36	39	39	37
Total	73	71	76	69

Natural Gas (MMCF)
Argentina	30	24	30	21
Bolivia	12	21	16	21
Total	42	45	46	42

Middle East / North Africa
Crude Oil and Liquids (MBBL)
Oman	43	27	39	23
Dolphin	20	23	21	21
Qatar	48	48	48	47
Yemen	28	22	29	23
Libya	9	10	7	15
Bahrain	1	-	-	-
Total	149	130	144	129

Natural Gas (MMCF)
Oman	19	23	22	24
Dolphin	198	209	213	184
Bahrain	40	-	10	-
Total	257	232	245	208

Barrels of Oil Equivalent (MBOE)	650	620	645	601

Attachment 4

SUMMARY OF OPERATING STATISTICS - PRODUCTION

	Fourth Quarter		Twelve Months
	2009	2008	2009	2008
NET OIL, GAS AND LIQUIDS PRODUCTION PER DAY
United States
Crude Oil and Liquids (MBBL)	271	273	271	263
Natural Gas (MMCF)	645	596	635	587

Latin America
Crude Oil (MBBL)
Argentina	36	38	36	34
Colombia	36	39	39	38
Total	72	77	75	72

Natural Gas (MMCF)	42	45	46	42

Middle East / North Africa
Crude Oil and Liquids (MBBL)
Oman	45	28	39	23
Dolphin	20	22	22	20
Qatar	46	48	48	47
Yemen	27	22	28	23
Libya	5	8	6	15
Bahrain	1	-	-	-
Total	144	128	143	128

Natural Gas (MMCF)	257	232	245	208

Barrels of Oil Equivalent (MBOE)	644	623	643	603

Attachment 5

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

Occidental's results of operations often include the effects of significant transactions and events affecting earnings that vary widely and unpredictably in nature, timing and amount. These events may recur, even across successive reporting periods.  Therefore, management uses a measure called "core results," which excludes those items. This non-GAAP measure is not meant to disassociate those items from management's performance, but rather is meant to provide useful information to investors interested in comparing Occidental's earnings performance between periods. Reported earnings are considered representative of management's performance over the long term. Core results is not considered to be an alternative to operating income in accordance with generally accepted accounting principles.

	Fourth Quarter
($ millions, except per-share amounts)	2009	Diluted EPS	2008	Diluted EPS
TOTAL REPORTED EARNINGS	$938	$1.15	$443	$0.55

Oil and Gas
Segment Earnings	$1,643		$339
Add:
Asset impairments	170		599
Rig contract terminations	-		58

Segment Core Results	1,813		996

Chemicals
Segment Earnings	33		127
Add:
Plant closure and impairments	-		90

Segment Core Results	33		217

Midstream, Marketing and Other
Segment Earnings	81		170
Add:
No significant items affecting earnings	-		-

Segment Core Results	81		170

Total Segment Core Results	1,927		1,383

Corporate
Corporate Results --
Non Segment *	(819)		(193)
Add:
Tax effect of pre-tax adjustments	(55)		(238)
Discontinued operations, net **	5		5

Corporate Core Results - Non Segment	(869)		(426)

TOTAL CORE RESULTS	$1,058	$1.30	$957	$1.18

* Interest expense, income taxes, G&A expense and other
** Amounts shown after tax.

Attachment 6

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS (continued)

	Twelve Months
($ millions, except per-share amounts)	2009	Diluted EPS	2008	Diluted EPS
TOTAL REPORTED EARNINGS	$2,915	$3.58	$6,857	$8.34

Oil and Gas
Segment Earnings	$4,735		$10,651
Add:
Asset impairments	170		599
Rig contract terminations	8		58

Segment Core Results	4,913		11,308

Chemicals
Segment Earnings	389		669
Add:
Plant closure and impairments	-		90

Segment Core Results	389		759

Midstream, Marketing and Other
Segment Earnings	235		520
Add:
No significant items affecting earnings	-		-

Segment Core Results	235		520

Total Segment Core Results	5,537		12,587

Corporate
Corporate Results --
Non Segment *	(2,444)		(4,983)
Add:
Railcar leases	15		-
Severance accruals	40		-
Tax effect of pre-tax adjustments	(77)		(238)
Discontinued operations, net **	12		(18)

Corporate Core Results - Non Segment	(2,454)		(5,239)

TOTAL CORE RESULTS	$3,083	$3.78	$7,348	$8.94

* Interest expense, income taxes, G&A expense and other
** Amounts shown after tax.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)      Exhibits

99.1	Press release dated January 28, 2010.

99.2	Full text of speeches given by Dr. Ray R. Irani and Stephen I. Chazen.

99.3	Investor Relations Supplemental Schedules.

99.4	Earnings Conference Call Slides.

99.5	Forward-Looking Statements Disclosure for Earnings Release Presentation Materials.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

DATE: January 28, 2010	/s/ ROY PINECI
Roy Pineci, Vice President, Controller
and Principal Accounting Officer

EXHIBIT INDEX

99.1	Press release dated January 28, 2010.

99.2	Full text of speeches given by Dr. Ray R. Irani and Stephen I. Chazen.

99.3	Investor Relations Supplemental Schedules.

99.4	Earnings Conference Call Slides.

99.5	Forward-Looking Statements Disclosure for Earnings Release Presentation Materials.